-------------------------


                      AGREEMENT AND PLAN OF REORGANIZATION


                                  BY AND AMONG


                               GLOBAL VISION, INC.


                                ITS STOCKHOLDERS


                                       AND


                              SNELLING TRAVEL, INC.


                            -------------------------

                                TABLE OF CONTENTS

                                                                           Page


ARTICLE I - AGREEMENT.......................................................4

   1.1     Plan of Reorganization...........................................4
   1.2     Exchange of Stock................................................4
   1.3     Delivery of Shares...............................................5
   1.4     Capital Structure of Global Vision, Inc..........................5
   1.5     Present Capital Structure of SNELLING............................5
   1.6     Capital Structure of SNELLING at the Closing.....................5
   1.7     No Changes in Capitalization.....................................6
   1.8     Capital Structure of SNELLING After the Closing..................6

ARTICLE II - CLOSING; EFFECTIVE DATE........................................7

   2.1     Closing..........................................................7
   2.2     Closing Documents................................................7

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF SNELLING....................7

   3.1     Organization and Qualification; Subsidiaries.....................7
   3.2     Articles of Incorporation and Bylaws.............................8
   3.3     Authority Relative to This Agreement.............................8
   3.4     No Conflict; Required Filings and Consents.......................8
   3.5     Compliance; Permits..............................................9
   3.6     Financial Statements.............................................9
   3.7     Commission Filings..............................................10
   3.8     OTCBB...........................................................10
   3.9     State Takeover Statutes.........................................10
   3.10    No Undisclosed Liabilities......................................10
   3.11    Absence of Certain Changes or Events............................11
   3.12    Absence of Litigation...........................................11
   3.13    Employee Benefit Plans..........................................11
   3.14    Labor Matters...................................................11
   3.15    Restrictions on Business Activities.............................11
   3.16    Title to Property...............................................12
   3.17    Taxes...........................................................12
   3.18    Environmental Matters...........................................12
   3.19    Intangible Assets...............................................13
   3.20    Agreements, Contracts and Commitments...........................13
   3.21    Insurance.......................................................14
   3.22    Directors and Officers..........................................14
   3.23    Transfer Agent..................................................14
   3.24    Stock Transfer Records..........................................14
   3.25    Corporate Record Books..........................................14
   3.26    Related Party Transactions......................................14

   3.27    Lack of Disputes................................................14
   3.28    Board Approval..................................................15
   3.29    Vote Required...................................................15
   3.30    Disclosures.....................................................15
   3.31    Confidentiality and Non Disclosure..............................15
   3.32    Access to Information...........................................15

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF CYRO AND THE STOCKHOLDERS...15

   4.2     Articles of Incorporation and Bylaws............................16
   4.3     Authority Relative to This Agreement............................16
   4.4     No Conflict; Required Filings and Consents......................16
   4.5     Compliance; Permits.............................................17
   4.6     Financial Statements............................................17
   4.7     No Undisclosed Liabilities......................................17
   4.8     Absence of Litigation...........................................18
   4.9     Labor Matters...................................................18
   4.10    Restrictions on Business Activities.............................18
   4.11    Title to Property...............................................18
   4.12    Taxes...........................................................18
   4.13    Environmental Matters...........................................19
   4.14    Intangible Assets...............................................19
   4.15    Directors and Officers..........................................19
   4.16    Corporate Record Books..........................................19
   4.17    Lack of Disputes................................................20
   4.18    Board Approval..................................................20
   4.19    Vote Required...................................................20
   4.20    Disclosures.....................................................20
   4.21    Confidentiality and Non Disclosure..............................20
   4.22    Access to Information...........................................20

ARTICLE V - TERMINATION, AMENDMENT AND WAIVERS.............................20

   5.1     Termination.....................................................20
   5.2     Notice of Termination; Effect of Termination....................21
   5.3     Fees and Expenses...............................................21
   5.4     Amendment.......................................................21
   5.5     Waiver..........................................................21

ARTICLE VI - LEAK-OUT AGREEMENTS; PUBLIC DISCLOSURE........................22

   6.1     Public Disclosure...............................................22

ARTICLE VII - GENERAL PROVISIONS...........................................22

   7.1     Non-Survival....................................................22
   7.2     Notices.........................................................22
   7.3     Further Assurances..............................................22
   7.4     Interpretation..................................................23

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   7.5     Counterparts....................................................23
   7.6     Entire Agreement; Third Party Beneficiaries.....................23
   7.7     Severability....................................................23
   7.8     Other Remedies; Specific Performance............................23
   7.9     Governing Law...................................................24

EXHIBITS:

List of GLOBAL Shareholders                                   A

                      AGREEMENT AND PLAN OF REORGANIZATION

     This Agreement and Plan of Reorganization is entered into on this 2st day of August, 2002 ("Agreement"), by and among Global Vision, Inc., a California corporation ("GLOBAL"), the undersigned stockholders of GLOBAL (the "Stockholders") and Snelling Travel, Inc., a Nevada corporation ("SNELLING").

                                    RECITALS
                                    --------

     WHEREAS, the Stockholders own beneficially and of record all of the issued and outstanding shares of common stock, par value $.001 per share (the "GLOBAL Common Stock"), of GLOBAL; and

     WHEREAS, SNELLING desires to acquire 100% of the issued and outstanding GLOBAL Common Stock, making GLOBAL a wholly-owned subsidiary of SNELLING and the Stockholders desire to make a tax-free exchange of their GLOBAL Common Stock solely for shares of common stock, par value $.001 per share (the "SNELLING Common Stock"), of SNELLING; and

     WHEREAS, the parties intend, by entering into this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, in consideration of the covenants, promises and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I
                                    AGREEMENT

     1.1 Plan of Reorganization. GLOBAL, the Stockholders and SNELLING agree that one hundred (100%) percent of the issued and outstanding Common Stock of GLOBAL shall be acquired by SNELLING in a transaction qualifying as a tax-free stock-for-stock exchange pursuant to Section 368(a)(1)(B) of the Code in exchange solely for shares of SNELLING Common Stock.

     1.2 Exchange of Stock. As of the date hereof, GLOBAL has 26,000,000 shares of Common Stock issued and outstanding. At the Closing (as hereinafter defined), all of such shares of GLOBAL Common Stock will be exchanged for 26,000,000 shares of restricted post reverse split SNELLING Common Stock. A list of the holders of GLOBAL Common Stock, how many shares they own, and the shares of SNELLING Common Stock each is to receive will be provided by GLOBAL to SNELLING at least two business days prior to the date on which the Closing Date. This list of GLOBAL shareholders shall be attached hereto as Exhibit "A". The Stockholders represent and warrant to SNELLING that the shares of SNELLING Common Stock that each will receive are being acquired for investment for each

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Stockholder's  own account and not with a view to sale,  resale or  distribution except in compliance with applicable federal and state securities laws. The Stockholders understand that the shares of SNELLING Common Stock they will acquire have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities law, that they are "restricted securities" as defined under the Securities Act and that the certificates representing such shares of SNELLING Common Stock will bear a legend to such effect. The Stockholders further represent and warrant to
SNELLING that they are Accredited Investors (as defined pursuant to the Securities Act) and that if any of the Stockholders is an entity, it was not
organized  for  the  purpose  of  acquiring  the  SNELLING  Common  Stock.   The
Stockholders have had access and examined through the Edgar program of the Securities and Exchange Commission all reports, filings and other documents filed by SNELLING with the Securities and Exchange Commission (the "SEC").

     1.3 Delivery of Shares. At the Closing, certificates representing all of the issued and outstanding shares of GLOBAL Common Stock shall be delivered to SNELLING, duly endorsed for transfer or accompanied by appropriate stock powers duly executed. SNELLING will receive valid title to such shares of GLOBAL Common Stock, free and clear of all liens and other encumbrances. At the Closing, SNELLING shall issue and deliver to the Stockholders shares of SNELLING Common Stock as provided in the list delivered to SNELLING pursuant to Section 1.2.

     1.4 Capital Structure of GLOBAL. The authorized capital stock of GLOBAL consists of 20,000,000 shares of GLOBAL Common Stock, of which 20,000,000 shares are issued and outstanding. No other class of stock is authorized.

     1.5 Present Capital Structure of SNELLING. The authorized capital stock of SNELLING consists of 100,000,000 shares of SNELLING Common Stock, of which 442,250 shares are issued and outstanding, and no shares of preferred stock. All of the issued and outstanding SNELLING Common Stock has been duly authorized and validly issued, and is fully paid and nonassessable and was issued free of preemptive rights. Except for this Agreement, there are no outstanding options, warrants, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any shares of SNELLING Common Stock, or any obligation of SNELLING to issue any shares of SNELLING Common Stock.

     1.6 Capital Structure of SNELLING at the Closing. All of the liabilities of SNELLING shall be satisfied in full prior to the Closing so that as of the Closing it will have no assets or liabilities. Prior to the Closing, SNELLING shall duly and validly adopt, in form and substance acceptable to GLOBAL, corporate resolutions by unanimous written consent of the Board of Directors of SNELLING and by the written consent of the holders of a majority of the SNELLING Common Stock to authorize and approve the following actions:

     (a) An amendment to its Articles of Incorporation to change the corporate name to Global Vision, Inc., or such other name as may be mutually agreed between SNELLING and GLOBAL.

     (b) Approving and authorizing the execution, delivery and performance of this Agreement by SNELLING, including the issuance of 26,000,000 new post reverse split shares of restricted SNELLING Common Stock to the Stockholders.

     (c) Approving and adopting an amendment to the By-laws of SNELLING so that as of the Closing Date the By-laws shall be identical to the current By-laws of GLOBAL.

     (d) Rollins C.  Snelling,  Jr. shall resign as Chairman and the election of
Jack Chang as Chairman of SNELLING as of the Closing Date.....

     (e) A resolution to register and issue 6,000,000 shares of S-8 for payment to consultants for services rendered.

     1.7 No Changes in Capitalization. Other than as described in Section 1.6, prior to the Closing Date, SNELLING will not (i) make any change in its Article of Incorporation or By-laws, issue any additional shares of SNELLING Common Stock or any other security or grant any option, warrant or right to acquire any shares of SNELLING Common Stock or any other security or alter or make any change in any of its outstanding securities or its capitalization, whether by reason of a reclassification, recapitalization, split, stock dividend, combination, exchange or otherwise, or (ii) redeem, retire, purchase or otherwise acquire, directly or indirectly, any shares of SNELLING Common Stock or any other security or declare or pay any dividends or other distributions in respect of such shares or securities.

     1.8 Capital Structure of SNELLING After the Closing. After the Closing, including the actions described in Section 1.6, the following shall represent all of the issued and outstanding securities of SNELLING:

                                                Post-Closing
                                              Shares of SNELLING
              Holders                           Common Stock        Percentage
-----------------------------------------     -------------------   ----------
Stockholders                                         26,000,000          98.4%

Pre-Closing Holders of SNELLING Common
Stock
                                                        442,250           1.6%
                                                     ----------        -------
                  Totals                             26,442,250        100.00%

                                   ARTICLE II
                             CLOSING; EFFECTIVE DATE

     2.1 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at 10:00 A.M., Eastern Daylight Time, on August 6th, 2002 or at such other time and date as the parties shall agree in writing (the "Closing Date"), at the offices of L. Van Stillman, PA, 1177 George Bush Blvd., Suite 308, Delray Beach, Florida 33483 or at such other place as the parties shall agree in writing.

     2.2 Closing Documents. (a) At the Closing, SNELLING, GLOBAL and the Stockholders shall deliver all certificates.

     (b) The effective date of the reorganization, for accounting purposes, shall be determined by the company's accountants so as to provide the maximum tax benefits.

     (c) All certificates, instruments, opinions and other documents to be executed or delivered by or on behalf of SNELLING or Mr. Snelling under the provisions of this Agreement, and all other actions and proceedings to be taken by or on behalf of SNELLING or Mr. Snelling in furtherance of the transaction contemplated hereby, shall be satisfactory in form and substance to GLOBAL and the Stockholders.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                                   OF SNELLING

     SNELLING represents and warrants to GLOBAL and the Stockholders as set forth in this Article III:

     3.1 Organization and Qualification; Subsidiaries. SNELLING was incorporated in Nevada on July 31, 2002, having previously been incorporated in Colorado on December 15, 1997. SNELLING is duly incorporated, validly existing and in good standing under the laws of Nevada and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted and as proposed to be conducted after the Closing. SNELLING is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted. SNELLING is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary. Other than pursuant to this Agreement, SNELLING does not directly or indirectly own, or have the right or obligation to acquire, any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other business, association or entity.

     3.2 Articles of Incorporation and Bylaws. SNELLING has previously furnished directly or through filings with the Securities and Exchange Commission to GLOBAL and the Stockholders a complete and correct copy of its Articles of Incorporation and Bylaws as amended to date. Such Articles of Incorporation and Bylaws are in full force and effect. SNELLING is not in violation of any of the provisions of its Articles of Incorporation or Bylaws.

     3.3 Authority Relative to This Agreement. SNELLING has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and, subject to obtaining the approval of this Agreement by the holders of a majority of the outstanding shares of SNELLING Common Stock, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by SNELLING and the consummation by SNELLING of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of SNELLING and no other corporate proceedings on the part of SNELLING are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than the approval of this Agreement by the holders of a majority of the outstanding shares of SNELLING Common Stock). This Agreement has been duly and validly executed and delivered by SNELLING and, assuming the due authorization, execution and delivery by GLOBAL and the Stockholders, constitutes a legal and binding obligation of SNELLING, enforceable against SNELLING in accordance with its terms.

     3.4 No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by SNELLING do not, and the performance of this Agreement by SNELLING shall not, (i) conflict with or violate its Articles of Incorporation or Bylaws, (ii) subject to obtaining the approval of this Agreement by the holders of a majority of the outstanding shares of SNELLING Common Stock, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to SNELLING or by which it or any of its properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair SNELLING's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of SNELLING pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which SNELLING is a party or by which SNELLING or any of its properties is bound or affected.

     (b) The execution and delivery of this Agreement by SNELLING do not, and the performance of this Agreement by SNELLING shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative agency, commission, or governmental or regulatory authority, domestic or foreign, except for applicable requirements, if any, of the Securities Act, the Securities Exchange Act of 1934, as amended (the
"Exchange Act"), state securities laws, and the rules and regulations thereunder, and the rules and regulations of NASDAQ.

     3.5 Compliance; Permits. (a) SNELLING is not in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to SNELLING or by which any of its properties is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which SNELLING is a party or by which SNELLING or any of its properties is bound or affected. No investigation or review by any governmental or regulatory body or authority is pending or, to the knowledge of SNELLING, threatened against SNELLING, nor has any governmental or regulatory body or authority indicated an intention to conduct the same.

     (b) SNELLING holds all permits, licenses, variances, exemptions, orders and approvals from governmental authorities which are necessary or desirable to the operation of the business of SNELLING (collectively, the "SNELLING Permits"). SNELLING is in compliance in all respects with the terms of the SNELLING Permits.

     3.6 Financial Statements SNELLING has:

     (a) Filed with the Securities and Exchange Commission financials statements that are accurate and that are required by the Commission.

     (b) All the Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved. As of the date of any of such balance sheets, except to the extent reflected therein, SNELLING did not have any liabilities or obligations (absolute or contingent) which should be reflected in a balance sheet or the notes thereto prepared in accordance with GAAP, and all assets reflected therein are properly reported and present fairly the value of the assets of SNELLING in accordance with GAAP. Such statements of operations and comprehensive income present fairly the results of operations of SNELLING for the periods indicated. Such statements of changes in shareholders' equity and cash flows present fairly the information, which should be presented therein in accordance with GAAP. As of the Closing Date, SNELLING will have no assets or liabilities.

     (c) The financial and other books and records of SNELLING are complete and correct and have been maintained in accordance with good business and accounting practices, and the Financial Statements can be reconciled with such books and records.

     3.7 Commission Filings. Since such date SNELLING was first required to make (or has voluntarily made) such filings, SNELLING believes it has filed with the SEC all Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB, Current Reports on Form 8-K, proxy materials, registration statements and other reports and documents required to be filed by it pursuant to federal securities laws and has made all other filings with the SEC required to be made (collectively, the "SNELLING Commission Filings"). SNELLING has satisfied all requirements to be a "small business issuer" as defined pursuant to the Exchange Act. The SNELLING Commission Filings, including all Financial Statements included therein, (i) were prepared in all material respects in accordance with the requirements of the Exchange Act and the rules and regulations thereunder, and the Securities Act and the rules and regulations thereunder, as the case may be, and (ii) did not (as of their respective filing dates, mailing dates or effective dates, as the case may be) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. SNELLING has complied with and is, as of the date hereof, in compliance with all state securities or "Blue Sky" laws and regulations.

     3.8 OTCBB. SNELLING and its market makers have complied with and are current with all applicable requirements for the SNELLING Common Stock to be quoted on the OTC Bulletin Board ("OTCBB") under the symbol "STRV". Neither SNELLING nor any of its market makers have received any notice, nor to their knowledge is it threatened, that at any time the SNELLING Common Stock may no longer be eligible to be quoted on the OTCBB.

     The shares of SNELLING Common Stock issuable to the Stockholders and the consultants pursuant to this Agreement, when issued, will be duly authorized and validly issued, fully paid and nonassessable and free of any preemptive rights and will be eligible to be quoted on the OTCBB. There has been no stop order issued by any regulatory authority including, without limitation, the NASD, the SEC or any state regulatory authority relating to SNELLING or the SNELLING Common Stock and SNELLING has not received any notice of any investigation or other proceeding that could result in any stop order.

     3.9 State Takeover Statutes. SNELLING and its Board of Directors have taken all action required to be taken in order to render inapplicable to this Agreement and the transactions contemplated hereby the provisions of all anti-takeover and related, affiliated or interested party transaction laws and regulations of any state, including, without limitation, Sections 78.378 to
78.3793 and 78.411 to 78.444 of the Nevada Revised Statutes.

     3.10 No Undisclosed Liabilities. SNELLING does not have any liabilities (absolute, accrued, contingent or otherwise) except (i) liabilities provided for in SNELLING's balance sheet as the 10-KSB dated May 15, 2002 or (ii) banking, accounting, legal and printing fees associated with the transactions contemplated by this Agreement, which do not exceed $5,000.00 in the aggregate. All of such fees will be reimbursed to SNELLING by the holders of SNELLING Common Stock prior to the Closing.

     3.11 Absence of Certain Changes or Events. Since July 1, 2002, SNELLING has conducted no business and has incurred no liabilities, except in connection with the transactions contemplated by this Agreement, which liabilities do not exceed $100.00 in the aggregate (all of which liabilities will have been reimbursed as provided in Section 3.11 prior to the Closing). Since July 1, 2002 no material change has occurred in the financial condition, assets, liabilities or business of SNELLING.

     3.12 Absence of Litigation. There are no claims, actions, suits, investigations or proceedings pending or, to the knowledge of SNELLING, threatened against SNELLING or any properties or rights of SNELLING or as to which SNELLING has received any written notice or assertion, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign.

     3.13 Employee Benefit Plans. SNELLING is not a party to any oral or written
(i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, pension or retirement plan, agreement or arrangement; (iii) collective bargaining agreement; or (iv) employee fringe or benefit plan, commitment or other arrangements (whether or not set forth in a written document and including, without limitation, all "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that covers any active or former employee, director or consultant of SNELLING, or with respect to which SNELLING has or may in the future have liability.

     3.14 Labor Matters. There is no litigation pending or, to the knowledge of SNELLING, threatened, between SNELLING and any of its employees. As of the date of this Agreement, SNELLING is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by SNELLING nor does SNELLING know of any activities or proceedings of any labor union to organize any such employees. As of the date of this Agreement, SNELLING has no knowledge of any strikes, slowdowns, work stoppages or lockouts, or threats thereof, by or with respect to any employees of SNELLING.

     3.15 Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon SNELLING which has or could reasonably be expected to have the effect of prohibiting or impairing any business practice of SNELLING, any acquisition of property by SNELLING or the conduct of business by SNELLING as currently conducted or as proposed to be conducted after the consummation of the transactions contemplated by this Agreement.

     3.16 Title to Property. SNELLING owns no real property.

     3.17 Taxes. Prior to the Closing, SNELLING will have timely filed all tax returns required to be filed by it, have paid all Taxes (as defined below) shown thereon to be due and have provided adequate accruals in all respects in accordance with GAAP in its financial statements for any Taxes that have not been paid, whether or not shown as being due on any returns. In addition, (i) no claim for unpaid Taxes that are currently, or will be prior to the Closing, due and payable has become a lien against the property of SNELLING or is being asserted against SNELLING, (ii) no audit of any Tax Return (as defined below) of SNELLING is being conducted by a tax authority, (iii) no extension of the statute of limitations on the assessment of any Taxes has been granted by SNELLING and is currently in effect and (iv) there is no agreement, contract or arrangement to which SNELLING is a party that may result in the payment of any amount that would not be deductible pursuant to Sections 280G, 162(a) (by reason of being unreasonable in amount), 162(b) through (p) or 404 of the Code. As used herein, "Taxes" shall mean all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign. As used herein, "Tax Return" shall mean any return, report or statement required to be filed with any governmental authority with respect to Taxes.

     3.18 Environmental Matters. SNELLING (i) has obtained all applicable permits, licenses and other authorizations which are required under Federal, state or local laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water, or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes by SNELLING (or its respective agents); (ii) is in material compliance with all terms and conditions of such required permits, licenses and authorizations, and also is in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder; (iii) as of the date hereof, is not aware of nor has received notice of any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance or which would give rise to any common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding, based on or resulting from SNELLING's (or any of its respective agents) manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, or release into the environment, of any pollutant, contaminant, or hazardous or toxic material or waste; and (iv) has taken all actions necessary under applicable requirements of Federal, state or local laws, rules or regulations to register any products or materials required to be registered by SNELLING (or any of its respective agents).

     3.19 Intangible Assets. SNELLING has full rights to all patents and patent applications (pending or in the process of preparation), domestic or foreign, patent rights, trademarks, trade names and licenses under the patents of others, trade secrets, secret processes and other proprietary rights of every kind and nature used by SNELLING at any time or necessary for use by SNELLING in its business as presently conducted. None of the foregoing are owned or controlled in whole or in part directly or indirectly by any of SNELLING's officers, directors, employees, consultants or independent contractors. All such patents, patent applications, patent rights and licenses are valid and effective in accordance with their terms, and all such trade names, trade secrets, secret processes and other proprietary rights are valid and effective. The conduct of SNELLING's business or any other actions by SNELLING has not and does not infringe upon the patents, trademarks, trade secrets, or copyrights or other intellectual property rights of any other party. SNELLING has not received any notice of any claim of infringement. There are no agreements, contracts or obligations under which SNELLING is obligated with respect to, or is using, any patents, patent applications, patent rights, trademarks, trade names, licenses under the patents of others, trade secrets, secret processes or other proprietary rights.

     3.20 Agreements, Contracts and Commitments. SNELLING is not a party to and is not bound by:

     (a) any employment or consulting agreement, contract or commitment with any officer, director or member of SNELLING's Board of Directors;

     (b) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

     (c) any agreement, contract or commitment containing any covenant limiting in any respect the right of SNELLING to engage in any line of business or to compete with any person; or

     (d) any agreement, contract or commitment currently in force relating to the disposition or acquisition by SNELLING after the date of this Agreement of any assets not in the ordinary course of business or pursuant to which SNELLING has any material ownership interest in any corporation, partnership, limited liability company, joint venture or other business enterprise.

     SNELLING is not and, to SNELLING's knowledge, no other party is in breach, violation or default under, and SNELLING has not received written notice that it has breached, violated or defaulted under, any of the terms or conditions of any of the agreements, contracts or commitments to which SNELLING is a party or by which any of its properties is bound or affected.

     3.21 Insurance. SNELLING has timely made all claims under all insurance policies and fidelity bonds. There is no claim by SNELLING pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds.

     3.22 Directors and Officers. SNELLING has delivered to GLOBAL and the Stockholders a complete list of the current Board of Directors and officers of SNELLING.

     3.23 Transfer Agent. Executive Registrar acts as SNELLING's transfer agent. SNELLING does not owe any money to Executive Registrar and SNELLING is in compliance with all relative agreements.

     3.24 Stock Transfer Records. The stock transfer books and stock ledgers of SNELLING are in good order, complete, accurate, and up to date, and with all necessary signatures, and set forth all stock and securities issued, transferred and surrendered. No duplicate certificate has been issued at any time heretofore without an adequate indemnity agreement and/or bond being posted. No transfer has been made without surrender of the proper certificate duly endorsed. All certificates so surrendered have been duly cancelled and are attached to the proper stubs with all necessary stock powers attached hereto.

     3.25 Corporate Record Books. The corporate record books of SNELLING are in reasonable order, accurate, up to date, with all necessary signatures, and set forth all recent meetings and actions set forth in all certificates of votes of stockholders or directors furnished to anyone at any time.

     3.26 Related Party Transactions. Neither any officer nor any director or employee of SNELLING, nor any spouse or child of any of them, has any direct or indirect interest in any competitor, supplier, customer or transfer agent or market maker for any securities of SNELLING or in any person from whom or to whom SNELLING leases any real or personal property, or in any other person with whom SNELLING is doing business.

     3.27 Lack of Disputes. There is currently no dispute, pending or, to the knowledge of SNELLING, threatened, anticipated or contemplated of any kind with any customer, supplier, source of financing, employee, landlord, or licensee of SNELLING.

     3.28 Board Approval. The Board of Directors of SNELLING has, as of the date of this Agreement, (i) approved, subject to stockholder approval, this Agreement and the transactions contemplated hereby, (ii) determined that this Agreement is in the best interests of the stockholders of SNELLING and is on terms that are fair to such stockholders and (iii) recommended that the stockholders of SNELLING approve this Agreement.

     3.29 Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of SNELLING Common Stock is the only vote of the holders of any class or series of SNELLING's capital stock necessary to approve this Agreement and the transactions contemplated hereby.

     3.30 Disclosures. None of the representations or warranties by SNELLING in this Agreement and no statement contained in any certificate or other writing furnished by SNELLING in connection herewith contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

     3.31 Confidentiality and Non Disclosure. None of the parties hereto shall disclose to any third party any information obtained pursuant to this Agreement or relating to any other party which is not otherwise generally available to the public or not already within its knowledge, except as may be required by applicable law or as expressly agreed by the parties.

     3.32 Access to Information. SNELLING has provided GLOBAL, the Stockholders and their representatives (i) full access to all of its offices, properties, books, records, documents and personnel and furnished such information regarding SNELLING as they may have requested; and (ii) any and all relevant documents regarding securities filings, broker dealer due diligence packages and offering memorandums and copies of all SEC filings.


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                         OF GLOBAL AND THE STOCKHOLDERS

     GLOBAL and the Stockholders represent and warrant to SNELLING as set forth in this Article IV:

     4.1 Organization and Qualification. GLOBAL was duly incorporated in California and validly existing and in good standing under the laws of California and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. GLOBAL is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted. GLOBAL is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary.

     4.2 Articles of Incorporation and Bylaws. GLOBAL has previously furnished to SNELLING a complete and correct copy of its Articles of Incorporation and Bylaws as amended to date. Such Articles of Incorporation and Bylaws are in full force and effect. GLOBAL is not in violation of any of the provisions of its Articles of Incorporation or Bylaws.

     4.3 Authority Relative to This Agreement. GLOBAL has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and, subject to obtaining the approval of this Agreement by the holders of a majority of the outstanding shares of GLOBAL Common Stock, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by GLOBAL and the consummation by GLOBAL of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of GLOBAL and no other corporate proceedings on the part of GLOBAL are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than the approval of this Agreement by the holders of a majority of the outstanding shares of GLOBAL Common Stock). This Agreement has been duly and validly executed and delivered by GLOBAL and the Stockholders and, assuming the due authorization, execution and delivery by SNELLING, constitutes a legal and binding obligation of GLOBAL and the Stockholders, enforceable against GLOBAL and the Stockholders in accordance with its terms.

     4.4 No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by GLOBAL and the Stockholders do not, and the performance of this Agreement by GLOBAL and the Stockholders shall not, (i) conflict with or violate GLOBAL's Articles of Incorporation or Bylaws, (ii) subject to obtaining the approval of this Agreement by the holders of a majority of the outstanding shares of GLOBAL Common Stock, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to GLOBAL or by which it or any of its properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair GLOBAL's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of GLOBAL pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which GLOBAL is a party or by which GLOBAL or any of its properties is bound or affected.

     (b) The execution and delivery of this Agreement by GLOBAL and the Stockholders do not, and the performance of this Agreement by GLOBAL and the Stockholders shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative agency, commission, or governmental or regulatory authority, domestic or foreign, except for applicable requirements, if any, of the Securities Act, the Exchange Act, state securities laws, and the rules and regulations thereunder, and the rules and regulations of NASDAQ.

     4.5 Compliance; Permits. (a) GLOBAL is not in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to GLOBAL or by which any of its properties is bound or affected, or
(ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which GLOBAL is a party or by which GLOBAL or any of its properties is bound or affected. No investigation or review by any governmental or regulatory body or authority is pending or, to the knowledge of GLOBAL, threatened against GLOBAL, nor has any governmental or regulatory body or authority indicated an intention to conduct the same.

     (b) GLOBAL holds all permits, licenses, variances, exemptions, orders and approvals from governmental authorities which are necessary or desirable to the operation of the business of GLOBAL (collectively, the "GLOBAL Permits"). GLOBAL is in compliance in all respects with the terms of the GLOBAL Permits.

     4.6 Financial Statements. (a) Within sixty (60) days from the effective date of this agreement, GLOBAL will delivered to SNELLING a fully audited and compiled balance sheet of GLOBAL and the related audited compiled profit and loss statement for the period from inception to the present (collectively, the "GLOBAL Financial Statements").

     (b) The GLOBAL Financial Statements will present fairly the value of the assets of GLOBAL as of the effective date and the results of operations for the period indicated. The GLOBAL Financial Statements will be prepared in accordance with GAAP consistently applied.

     (c) Since the date of the GLOBAL Financial Statements, there have been no material adverse changes in the financial condition, assets, liabilities or business of GLOBAL, nor any increase paid, or agreed to, in the compensation, retirement benefits or other commitments to employees of GLOBAL.

     4.7 No Undisclosed Liabilities. GLOBAL does not have any liabilities (absolute, accrued, contingent or otherwise) except (i) liabilities provided for in the GLOBAL Financial Statements, (ii) liabilities incurred in the ordinary course of business, or (iii) banking, accounting, legal and printing fees associated with the transactions contemplated by this Agreement.

     4.8 Litigation. There are no claims, actions, suits, investigations or proceedings pending or, to the knowledge of GLOBAL, threatened against GLOBAL or any properties or rights of GLOBAL or as to which GLOBAL has received any written notice or assertion, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign.

     4.9 Labor Matters. There is no litigation pending or, to the knowledge of GLOBAL, threatened, between GLOBAL and any of its employees. As of the date of this Agreement, GLOBAL is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by GLOBAL nor does GLOBAL know of any activities or proceedings of any labor union to organize any such employees. As of the date of this Agreement, GLOBAL has no knowledge of any strikes, slowdowns, work stoppages or lockouts, or threats thereof, by or with respect to any employees of GLOBAL.

     4.10 Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon GLOBAL which has or could reasonably be expected to have the effect of prohibiting or impairing any business practice of GLOBAL, any acquisition of property by GLOBAL or the conduct of business by GLOBAL as currently conducted.

     4.11 Title to Property. GLOBAL has good and defensible title to all of its properties and assets, free and clear of all liens, charges and encumbrances; and all leases pursuant to which GLOBAL leases from others material amounts of real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or any event which with notice or lapse of time, or both, would constitute a default). All the plants, structures and equipment of GLOBAL are in good operating condition and repair.

     4.12 Taxes. Prior to the Closing, GLOBAL will have timely filed all tax returns required to be filed by it, have paid all Taxes shown thereon to be due and have provided adequate accruals in all respects in accordance with GAAP in its financial statements for any Taxes that have not been paid, whether or not shown as being due on any returns. In addition, (i) no claim for unpaid Taxes that are currently, or will be prior to the Closing, due and payable has become a lien against the property of GLOBAL or is being asserted against GLOBAL, (ii) no audit of any Tax Return of GLOBAL is being conducted by a tax authority,
(iii) no extension of the statute of limitations on the assessment of any Taxes has been granted by GLOBAL and is currently in effect and (iv) there is no agreement, contract or arrangement to which GLOBAL is a party that may result in the payment of any amount that would not be deductible pursuant to Sections 280G, 162(a) (by reason of being unreasonable in amount), 162(b) through (p) or 404 of the Code.

     4.13 Environmental Matters. GLOBAL (i) has obtained all applicable permits, licenses and other authorizations which are required under Federal, state or local laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water, or land or otherwise relating to the
manufacture,   processing,  distribution,  use,  treatment,  storage,  disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes by GLOBAL (or its respective agents); (ii) is in material compliance with all terms and conditions of such required permits, licenses and authorizations, and also is in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder; (iii) as of the date hereof, is not aware of nor has received notice of any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance or which would give rise to any common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding, based on or resulting from GLOBAL's (or any of its respective agents) manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, or release into the environment, of any pollutant, contaminant, or hazardous or toxic material or waste; and (iv) has taken all actions necessary under applicable requirements of Federal, state or local laws, rules or regulations to register any products or materials required to be registered by GLOBAL (or any of its respective agents).

     4.14 Intangible Assets. GLOBAL has full rights to all patents and patent applications (pending or in the process of preparation), domestic or foreign, patent rights, trademarks, trade names and licenses under the patents of others, trade secrets, secret processes and other proprietary rights of every kind and nature used by GLOBAL at any time or necessary for use by GLOBAL in its business as presently conducted. All such patents, patent applications, patent rights and licenses are valid and effective in accordance with their terms, and all such trade names, trade secrets, secret processes and other proprietary rights are valid and effective. The conduct of GLOBAL's business or any other actions by GLOBAL has not and does not infringe upon the patents, trademarks, trade secrets, or copyrights or other intellectual property rights of any other party. GLOBAL has not received any notice of any claim of infringement.

     4.15 Directors and Officers. GLOBAL has delivered to SNELLING a complete list of the current Board of Directors and officers of SNELLING.

     4.16 Corporate Record Books. The corporate record books of GLOBAL are in good order, complete, accurate, up to date, with all necessary signatures, and set forth all meetings and actions set forth in all certificates of votes of stockholders or directors furnished to anyone at any time.

     4.17 Lack of Disputes. There is currently no dispute, pending or, to the knowledge of GLOBAL, threatened, anticipated or contemplated of any kind with any customer, supplier, source of financing, employee, landlord, or licensee of GLOBAL.

     4.18 Board Approval. The Board of Directors of GLOBAL has, as of the date of this Agreement, (i) approved, subject to stockholder approval, this Agreement and the transactions contemplated hereby, (ii) determined that this Agreement is in the best interests of the stockholders of GLOBAL and is on terms that are fair to such stockholders and (iii) recommended that the stockholders of GLOBAL approve this Agreement.

     4.19 Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of GLOBAL Common Stock is the only vote of the holders of any class or series of GLOBAL's capital stock necessary to approve this Agreement and the transactions contemplated hereby.

     4.20 Disclosures. None of the representations or warranties by GLOBAL in this Agreement and no statement contained in any certificate or other writing furnished by GLOBAL in connection herewith contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

     4.21 Confidentiality and Non Disclosure. None of the parties hereto shall disclose to any third party any information obtained pursuant to this Agreement or relating to any other party which is not otherwise generally available to the public or not already within its knowledge, except as may be required by applicable law or as expressly agreed by the parties.

     4.22 Access to Information. GLOBAL has provided SNELLING and its representatives (i) full access to all of its offices, properties, books, records, documents and personnel and furnished such information regarding GLOBAL as they may have requested; and (ii) any and all relevant documents regarding securities filings, broker dealer due diligence packages and offering memorandums.

                                    ARTICLE V
                       TERMINATION, AMENDMENT AND WAIVERS

     5.1 Termination. This Agreement may be terminated at any time prior to Closing, whether before or after the requisite approvals of the stockholders of SNELLING or GLOBAL:

     (a) by mutual written consent duly authorized by the Boards of Directors of GLOBAL and SNELLING;

     (b) by either GLOBAL or SNELLING if the Closing shall not have been consummated by August 31, 2002, for any reason; provided, however, that the right to terminate this Agreement under this Section 5.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Closing to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

     (c) by GLOBAL, upon a breach of any representation, warranty, covenant or agreement on the part of SNELLING;

     (d) by SNELLING, upon a breach of any representation, warranty, covenant or agreement on the part of GLOBAL or the Stockholders; or

     (e) by either GLOBAL or SNELLING if a governmental entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, which order, decree, ruling or other action is final and cannot be appealed.

     5.2 Notice of Termination; Effect of Termination. Any termination of this Agreement pursuant to Section 5.1 will be effective immediately upon the delivery of written notice by the terminating party to the other parties hereto. In the event of any such termination, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 5.2, Section 5.3 and
Article VII (General Provisions), each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any breach of this Agreement.

     5.3 Fees and Expenses. Except as set forth in this Section 5.3, all fees and expenses in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses, whether or not the Closing occurs.

     5.4 Amendment. This Agreement may be amended only by an instrument in writing signed by all of the parties.

     5.5 Waiver. Any party may (i) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto or (ii) waive compliance with or fulfillment of any of the agreements or conditions for the benefit of such party contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach, whether or not similar. Any waiver must be in an instrument in writing signed by the waiving party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

                                   ARTICLE VI
                     LEAK-OUT AGREEMENTS; PUBLIC DISCLOSURE

     6.1 Public Disclosure. GLOBAL and SNELLING will consult with each other and, to the extent practicable, agree before issuing any press release or otherwise making any public statement with respect to this Agreement and the transactions contemplated hereby and will not issue any such press release or make any public statement prior to such consultation, except as may be required by law or any listing agreement with a national securities exchange or NASDAQ. The parties have agreed to the text of the press release announcing the signing of this Agreement and the Closing.

                                   ARTICLE VII
                               GENERAL PROVISIONS

     7.1 Non-Survival. The representations and warranties of SNELLING, GLOBAL and the Stockholders contained in this Agreement shall terminate at the Closing and only the covenants and agreements that by their terms survive the Closing shall survive the Closing.

     7.2 Notices. All notices and other communications hereunder shall be in writing and shall be delivered or sent, with the copies indicated, if delivered personally, by registered or certified mail (postage pre-paid, return receipt requested), fax (with confirmation and additional copy sent by overnight delivery service) or overnight delivery service (by a reputable national carrier) to the parties as follows (or at such other address as a party may specify by notice given pursuant to this Section):

                  (a)  If to SNELLING:

                       4636 Village Drive
                       Fernandina, FL 32034


                  (b)  If to GLOBAL or the Stockholders:

                       1177 George Bush Blvd.
                       Suite 308
                       Del Ray Beach, FL 33483

     All notices shall be deemed given and received one business day after their delivery to the addresses for the respective party, with the copies indicated as provided in this Section.

     7.3 Further Assurances. At any time, and from time to time, after the Closing, each party will execute such additional instruments and take such additional action as may be reasonably requested by any other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out and effect the intent and purposes of this Agreement.

     7.4 Interpretation. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     7.5   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     7.6 Entire Agreement; Third Party Beneficiaries. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; and (b) are not intended to confer upon any other person any rights or remedies hereunder, except as specifically provided in Section 7.11.

     7.7 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     7.8 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     7.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

                               SNELLING TRAVEL, Inc.


                               By: /s/ Rollins C. Snelling, Jr.
                                   ---------------------------------------------

                               GLOBAL VISION, Inc.


                               By: /s/ Jack Chang
                                   ---------------------------------------------

                                    EXHIBIT A

                           List of GLOBAL Shareholders



                  Shareholder             Number of Shares
                  -----------             ----------------
                  Jack Chang                25,000,000